EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of __________ __, 1996, between Chartwell Leisure Associates L.P. II, a limited partnership formed under the laws of Delaware ("Chartwell") and FSNL LLC, a limited liability company formed under the laws of Connecticut ("FSNL") (FSNL and Chartwell, each a "Buyer," and collectively, the "Buyers") and National Lodging Corp., a Delaware corporation (the "Company").

          WHEREAS, Chartwell and the Company entered into a Registration Rights Agreement, dated December 20, 1995 (the "1995 Registration Rights Agreement");

          WHEREAS, prior to the date of this Agreement, Chartwell owned of record 904,930 shares (the "Prior Chartwell Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), representing approximately 16.6% of the outstanding shares of Common Stock of the Company;

          WHEREAS, the Company and the Buyers have entered into an Amended and Restated Stock Purchase Agreement, dated as of March 14, 1996 (the "Purchase Agreement"), pursuant to which (i) the Company is selling to Chartwell, and Chartwell is purchasing from the Company 2,947,369 shares of Common Stock (the "New Chartwell Shares"), and (ii) the Company is selling to FSNL, and FSNL is purchasing from the Company 1,052,631 shares of Common Stock (the "FSNL Shares," and together with the Prior Chartwell Shares and the New Chartwell Shares, the "Shares");

          WHEREAS, the Buyers are requiring the Company to enter into this Agreement in connection with the Purchase Agreement and as a condition to the purchase of the New Chartwell Shares and the FSNL Shares by Chartwell and FSNL, respectively;

          WHEREAS, the Board of Directors of the Company has authorized the officers of the Company to execute and deliver this Agreement in the name and on behalf of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) The terms "Securities", "Registrable Securities" and "Restricted Securities" mean each of the following securities: (i) the Shares, and (ii) any other securities issued in exchange for, upon conversion of, as a dividend on or otherwise in respect of any of such securities. The term "Holder" shall mean and include each Buyer, and any assignee who becomes a party to this Agreement as provided in Section 8, in each case in its capacity as a holder of Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder

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and absolute owner thereof, and the Company shall not be affected by any notice to the contrary. "Securities Act" shall mean the Securities Act of 1933, as amended. "SEC" and "Commission" shall mean the Securities and Exchange Commission. The term "Affiliate" shall have the meaning specified in Rule 405 under the Securities Act.

          (b) Restricted Securities. For the purposes of this Agreement, Securities will cease to be Restricted Securities upon the earliest to occur of the time when (i) a registration statement covering such Restricted Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, and
(iii) they may be sold pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act.

          (c) Registrable Securities. As to any particular Registrable Securities, such Securities will cease to be Registrable Securities when they cease to be Restricted Securities.

          2. Demand Registration. (a) At any time following three years from the Closing Date (as this term is defined in the Purchase Agreement) and subject to compliance with Section 10(a) of the Purchase Agreement, a Holder or Holders of Registrable Securities shall have the right to make a written request for registration under the Act pursuant to this Section 2 (a "Demand Registration Statement") of all or part of the Registrable Securities held by such Holder, upon which the Company shall use its best efforts to cause to be filed and declared effective as soon as reasonably practicable a registration statement, on such appropriate form as the Company in its discretion shall determine, providing for the sale of all or part of such Registrable Securities by such Holder. Chartwell or any assignee of Chartwell shall have the right to request two Demand Registration Statements and FSNL or any assignee of FSNL shall have the right to request one Demand Registration Statement, provided that neither Chartwell nor any assignee of Chartwell shall have the right to request a Demand Registration Statement with respect to less than 5% of the number of shares of Common Stock outstanding at the time of the request. The Company agrees to use its reasonable efforts to keep any such registration statement continuously effective and usable for resale of Registrable Securities for the period referred to in Section 4(a)(ii) hereof, provided that the Company shall not be required to effect more than three (3) Demand Registration Statements under this Section 2. Such request will specify the aggregate number of the Registrable Securities proposed to be registered and sold and will also specify the intended method of disposition thereof. Within ten days after receipt of such request, the Company shall give written notice of such registration request to all other Holders and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen business days after the date that notice by the Company is deemed to have been given pursuant to Section 5. Such request shall also specify the aggregate number of shares of Registrable Securities to be registered and sold and the intended method of disposition thereof. The Holder or Holders originally requesting a Demand Registration Statement or on whose behalf a Demand Registration Statement is requested are hereinafter referred to as the "Initiating Holder."


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          (b) A registration statement will not count as a Demand Registration
Statement until it has become effective; provided, however, that if a registration statement does not become effective solely by reason of any act or omission on the part of the Initiating Holder, such registration statement shall nevertheless count as a Demand Registration Statement. In any registration statement initiated as a Demand Registration Statement, the Company will pay all Registration Expenses (as hereinafter defined), to the extent provided below in Section 4(f), in connection with such registration statement, whether or not it becomes effective; provided, that if a Demand Registration Statement could have become effective but does not by reason of any act or omission on the part of one or more Holders, such Holders shall pay the Registration Expenses.

          (c) If the Initiating Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration Statements shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advises the Company in writing that, in its opinion, the aggregate amount of securities requested to be included in such offering is sufficiently large to materially and adversely affect the distribution of such securities, the Company will include in such registration statements the aggregate amount of securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such amount of securities shall be allocated in the following order: (i) first, to the Initiating Holder; (ii) second, pro rata among the other Holders on the basis of the number of Registrable Securities requested to be included in each such registration statement by their Holders; and (iii) third, pro rata among any other security holders that the Company has permitted to participate in each such registration statement. Any such pro rata allocations shall be made on the basis of the number of securities requested to be included in each such registration statement by their holders.

          (d) The Company may postpone for a reasonable period of time, not to exceed 120 days, the filing or the effectiveness of any Demand Registration Statement so long as the Board of Directors of the Company in good faith determines that (A) such registration might have as adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information which would be required to be disclosed in that Demand Registration Statement and that the Company has a bona fide business purpose for preserving as confidential.

          (e) If the Initiating Holder desires to sell Registrable Securities which are the subject of a Demand Registration Statement in an underwritten offering, such Holder shall have the right to select any nationally recognized investment banking firm(s) to administer the offering, subject to the approval of the Company, which approval will not be unreasonably withheld, and the Company shall enter into underwriting agreements with the underwriter(s) of such offering, which agreements shall contain such representations and warranties by the Company, and such other terms, conditions and indemnities as are at the time customarily contained in underwriting agreements for similar offerings.

          (f) If the Company has elected to include any securities of the Company in a Demand Registration Statement, the Company shall have the right, with the approval of a majority of the holders of Registrable Securities that have requested to be included in such

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Demand Registration Statement, which approval shall not be unreasonably withheld, to select the managing underwriter.

          (g) The Company shall not be obligated to file a Demand Registration Statement under Section 2(a) within a period of 12 months after the effective date of any registration statement in which the Holders have participated relating to any registration on Form S-1 or any similar long-form registration or within a period of 9 months after the effective date of any registration statement in which the Holders have participated relating to any registration on Form S-2 or S-3 or any similar short form registration.

          3. Incidental Registration. Subject to the other terms and conditions set forth in this Section 3, if, at any time following three years from the Closing Date of the Purchase Agreement, the Company proposes to register any shares of Common Stock (the "Initially Proposed Shares") under the Securities Act for sale for cash, whether or not for its own account, pursuant to an underwritten offering (other than (i) a registration statement on Form S-4 or S-8 or successor forms thereto or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities; or
(ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or its employees), the Company will give written notice no less than twenty days prior to such filing to the Holders of its intention to effect such registration (such notice to specify, among other things, the proposed offering price, the kind and number of securities proposed to be registered and the distribution arrangements, including identification of the managing underwriter), and the Holders shall be, subject to compliance with Section 10(c) of the Purchase Agreement, entitled to include in such registration statements, as a part of such underwritten offering, such number of Shares (the "Holder Shares") to be sold for the account of the Holders (on the same terms and conditions as the Initially Proposed Shares) as shall be specified in a request in writing delivered to the Company within 10 days after the date upon which the Company gave the aforementioned notice.

          The Company's obligations to include Holder Shares in a registration statement pursuant to this Section 3 is subject to each of the following limitations, conditions and qualifications:

               (i) If, at any time after giving written notice of its intention to effect a registration of any of its shares of Common Stock prior to the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason not to register such shares, the Company may, at its election, give written notice of such determination to the Holders and thereupon it shall be relieved of its obligation to use any efforts to register any Holder Shares in connection with such aborted registration.

               (ii) If the managing underwriter of a proposed public offering advises the Company in writing that, in its opinion, the aggregate amount of securities requested to be included in such offering is sufficiently large to materially and adversely affect the distribution of such securities, the number of Registrable Securities and other securities proposed to be included in the offering for the

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     account of any other security holders that the Company has permitted to participate in such offering (other than any such security holders exercising demand registration rights) will be reduced pro rata to an amount which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect. Any such pro rata reduction shall be made on the basis of the number of securities requested to be included in such registration by their holders. If, as a result of the cutback provisions of the preceding sentence, the Holders are not entitled to include all of the Holder Shares in such registration, such Holders may elect to withdraw their request to include Holder Shares in such registration (a "Withdrawal Election").

               (iii) If such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwrites selected by the Company on the same terms and conditions as apply to the Company.

               (iv) In connection with any underwritten offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 3 and in which the Company is registering the sale of shares for its own account, the Company shall have the right to select the managing underwriting with respect to the offering.

          Except as provided in this Section 3, if the Company shall so request in writing, each Holder agrees not to effect any public or private sale or distribution of any Registrable Securities during the 60-day period prior to and during the 90-day period beginning on, the closing date of any underwritten public offering of shares of Common Stock whether or not the Holder has incidental registration rights with respect to such offerings.

          4. Registration Procedures. (a) Whenever the Company is required to use all reasonable efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of
Section 2(a) or 3 (such Registrable Securities being hereinafter referred to as "Subject Shares"), the Company will use all reasonable efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

               (i) in connection with a request pursuant to Section 2, prepare and file with the Commission a registration statement with respect to the Subject Shares and use all reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter;

               (ii) in connection with a registration pursuant to Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or such shorter period which will terminate when all of the Subject Shares covered by such registration statement have been sold (but not before the

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     expiration of the applicable period referred to in Section 4(3) of the Act and Rule 174 thereunder), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (iii) furnish the Holders covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders may reasonably request;

               (iv) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

               (v) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and to cause the Subject Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Subject Shares;

               (vi) if such Securities are no longer Restricted Securities, furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

               (vii) notify each Holder, at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to

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     such prospectus so that, as thereafter delivered to the purchasers of
     Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (viii) enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten offering); make such representations and warranties to the sellers and underwriters as in form and substance and scope are customarily made by issuers to underwriters in underwritten offerings;

               (ix) make available for inspection by the Holders, any underwriter or agent participating in any disposition pursuant to such registration statement, and any attorney, accountant or other similar professional advisor retained by any such holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. The Holders agree that Records and other information which the Company determines, in good faith, to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena, court order or regulatory or agency request or
     (iii) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Record is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (x) make available to its security holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said 12- month period;

               (xi) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

               (xii) cooperate with the Holders and the managing underwriter or underwriters, if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing

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     of all appropriate information in connection therewith, with the National
     Association of Securities Dealers, Inc. ("NASD");

               (xiii) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares contemplated hereby, including filing any required financial information; and

               (xiv) effect the listing of the Subject Shares on the National Association of Securities Dealers Automated Quotation System, National Market System or such other national securities exchange on which shares of the Company's Common Stock shall then be listed.

          (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

          (c) The Holders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings.

          (d) If a registration pursuant to Section 2 or 3 involves an underwritten offering, each Holder of Registrable Securities agrees, whether or not such Holders' Registrable Securities are included in such registration, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable of exercisable for any Registrable Securities (other than as part of such underwritten offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of the registration.

          (e) Each Holder of Subject Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(a)(vii) hereof, that Holder will forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering such Subject Shares until that Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vii) hereof, and, if so directed by the Company, that Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in that Holder's possession, of the prospectus covering such Subject Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Sections 2(a) and 4(a)(ii)) by

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the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(vii) hereof to and including the date when each seller of Subject Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vii) hereof.

          (f) It is understood that in any underwritten offering in addition to any shares of Common Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional authorized but unissued shares of Common Stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. If the offering is being registered under a Demand Registration Statement, shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 2(c). If the offering is not being registered under a Demand Registration Statement, shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, first among security holders exercising demand registration rights and the Company as agreed between those security holders and the Company and then pro rata among other holders of securities that the Company has permitted to participate in the offering, with that pro ration based upon the number of securities requested to be included in the offering by those holders.

          (g) In connection with any sale of Subject Shares that are registered pursuant to this Agreement, the Company and the Holders shall enter into an agreement providing for indemnification of the Holders by the Company, and indemnification of the Company by the Holders, on terms reasonable and customary for such agreements at that time.

          5. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the fifth business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


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          If to the Seller, to it at:

               National Lodging Corp.
               339 Jefferson Road
               Parsippany, New Jersey 07054-0278
               Attention: General Counsel
               Facsimile No. 201-428-5269

          with a copy to:

               Skadden Arps Slate Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attention: David Fox, Esq.
               Facsimile No. 212-735-3635

          If to Chartwell, to it at:

               Chartwell Leisure Associates L.P. II
               55 Hillside Road
               Rye, New York 10580
               Facsimile No. 212-856-7808

          with a copy to:

               Battle Fowler LLP
               75 East 55th Street
               New York, New York 10022
               Attention: John N. Turitzin, Esq.
               Facsimile No. 212-856-7814

          and

               FGT, L.P.
               c/o Marc E. Leland & Associates
               Potomac Tower, Suite 1700
               1001 19th Street North
               Arlington, Virginia 22209
               Facsimile No. 703-351-9008


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          If to FSNL, to it at:

               FSNL LLC
               c/o Bergman, Horowitz & Reynolds
               157 Church Street
               19th Floor
               New Haven, Connecticut 06510
               Attn: Kenneth N. Musen, Esq.
               Facsimile No. 203-785-8127

          with a copy to:

               Bernstein, Shur, Sawyer
               & Nelson
               P.O. Box 9729
               100 Middle Street
               Portland, ME 04104-5029
               Attn: Leonard Nelson, Esq.
               Facsimile No. 207-774-1127

               If to any other Holder, to such name at such address as that Holder shall have indicated in a written notice delivered to the other parties to this Agreement.

          Any party hereto may from time to time change its address for notices under this Section 5 by giving at least 10 days' notice of such changes to the other parties hereto.

          6. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          7. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          8. Successors and Assigns; Amendments. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided that this Agreement may be assigned by Buyer only to a single assignee in connection with the transfer of all, but not less than all, of the Registrable Securities to that transferee. This Agreement may not be amended except by a written instrument executed by the parties hereto.

          9. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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          10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws.

          11. Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

          12. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          14. Termination of the 1995 Registration Rights Agreement. The 1995 Registration Rights Agreement shall be terminated and of no further force or effect as of the execution date of this Agreement.

          15. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          16. Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                                      B-12
376976.1

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                           NATIONAL LODGING CORP.




                                           By:_________________________________
                                              Name:
                                              Title:


                                           CHARTWELL LEISURE ASSOCIATES L.P. II


                                           By:    Chartwell Leisure Corp. II,
                                                  General Partner


                                                  By:_________________________
                                                     Name:
                                                     Title:


                                           FSNL LLC


                                           By:_________________________________
                                              Name:
                                              Title:


                                      B-13
376976.1